VAULT MINERALS INC.

March 5, 2010

Queenston Mining Inc.
133 Richmond Street West, Suite 201
Toronto, Ontario
M5H 2L3

Dear Sirs:

Re: Combination Agreement dated March 5, 2010

This disclosure letter is delivered in connection with the combination agreement (the "**Combination Agreement**") entered into between Queenston Mining Inc. ("**Parent**") and Vault Minerals Inc. ("**Company**") dated March 5, 2010. The Schedules attached to this letter correspond to sections of the Combination Agreement. Capitalized terms used in this disclosure letter and not defined herein shall have the meaning ascribed to them in the Combination Agreement.

We request that you please sign, on behalf of the Company, and return the enclosed copy of this letter as your acknowledgment of receipt of this disclosure letter and the attached schedules.

Yours truly,

VAULT MINERALS INC.

"Joseph D. Horne"
Name: Joseph D. Horne
Title: President, Chief Executive Officer and Director

Acknowledged as of the _5_ day of March, 2010 by:

QUEENSTON MINING INC.

"Charles E. Page"

Name: Charles E. Page
Title: President and Chief Executive Officer

Disclosure Letter
Section 4.1(a)
Jurisdictions

1. Ontario only.

Disclosure Letter
Section 4.4(b)
Capitalization

1. The Kirk Royale Agreement dated March 8, 1999 contains a provision whereby the Vendor has the option at any time following 1 year after the Purchaser closes a public offering of its common shares by prospectus, to acquire 50,000 common shares of the Vendor in lieu of their NSR. This agreement was further amended on May 25, 2003.

Disclosure Letter
Section 4.6
Brokerage Fee

1. Pursuant to the engagement letter between the Company and Capital Markets Inc. dated February 26, 2010, the Company is required to pay an aggregate fee of $85,000 plus GST and all reasonable out of pocket expenses for the provision of a fairness opinion.

Disclosure Letter
Section 4.7(f)
Conduct of Business

1. The members of the Special Committee of the Company have the right to be paid $25,000, in aggregate, upon the closing of the Amalgamation ($10,000 to the Chair and $7,500 to each of the other two members).

Disclosure Letter
Section 4.12
Outstanding Acquisitions or Dispositions

1. See Material Contracts (4.17) and specifically items 27 and 28.

2. The Company is in negotiations with a private company, Canadian Continental Exploration Corp., to form a joint venture in respect of certain Chilean mineral properties. Canadian Continental is the active party in this initiative with the Company's role being passive. If Canadian Continental is successful in acquiring the subject property package, the Company's initial interest in such joint venture will be a 10% interest. At no time will the Company be required to underwrite the costs of the joint venture provided

that after the initial expenditure of US $5,000,000 by Canadian Continental has occurred, the Company would have to contribute thereafter to maintain its 10% interest or suffer dilution.

Disclosure Letter
Section 4.17
Material Contracts

1. Kirk Royale (Lebel) - Purchase & Sale Agreement - *Purchase and Sale Agreement between the Estate of Thomas Martin, W. Gordon Leliever, Strategic Vista International Inc. and Goldaur Resources Inc. dated March 8, 1999*;

2. King Kirkland (Lebel) - Purchase & Sales Agreement - *Purchase and Sale Agreement between Raven Resources and Goldaur Resources Inc. dated April 20, 1999*;

3. King Kirkland (Lebel) - Purchase & Sales Agreement Amendment – *Amending Agreement dated November 20, 2000 to the Purchase and Sale Agreement between Raven Resources and Goldaur Resources Inc. dated April 20, 1999*;

4. Moffat Hall (Lebel) - Purchase & Sales Agreement – *Purchase and Sale Agreement between Francis O'Connor, David Deloye and Goldaur Resources Inc. dated May 25, 1999*;

5. Moffat Hall (Lebel) - Purchase & Sales Agreement Amendment #1 - *Amending Agreement dated May 25, 2001 to the Purchase and Sale Agreement between Francis O'Connor, David Deloye and Goldaur Resources Inc. dated May 25, 1999*;

6. Moffat Hall (Lebel) - Purchase & Sale Agreement Amendment #2 – *Amending Agreement dated May 25, 2003 to the Purchase and Sale Agreement between Francis O'Connor, David Deloye and Goldaur Resources Inc. dated May 25, 1999*;

7. Bidgood (Lebel) - Tahera Corporation - Purchase & Sale Agreement – *Purchase and Sale Agreement between Tahera Corporation and Goldaur Resources Inc. dated November 1, 1999*;

8. Consolidated Thompson (Gordon Lebel) – Option Agreement between Vault Minerals Inc., and Consolidated Thompson-Lundmark Gold Mines Limited dated November 1, 2004;

9. Northgate Minerals Corporation (Teck) – Purchase & Sale Agreement – Purchase & Sale Agreement between Vault Minerals Inc., and Northgate Minerals Corporation dated February 21, 2005.

10. Placer Dome (Lebel Properties) - Option Agreement – *Option Agreement between Vault Minerals Inc, and Goldcorp Canada Ltd. (formerly Placer Dome) dated May 11, 2005*;

11. Goldcorp (Lebel Properties) – Option Agreement Amendment #1 – *Amending Agreement dated May 15, 2006 to amend Option Agreement between Vault Minerals Inc., and Goldcorp Canada Ltd., (formerly Placer Dome) dated May 11, 2005;*

12. Goldcorp (Lebel Properties) - Option Agreement Amendment #2 – *Amending Agreement dated May 25, 2007 to the amended Option Agreement between Vault Minerals Inc, and Goldcorp Canada Ltd. (formerly Placer Dome) dated May 11, 2005*;

13. Goldcorp (Lebel Properties) - Option Agreement Amendment #3 – *Amending Agreement dated June 11, 2009 to the amended Option Agreement between Vault Minerals Inc, and Goldcorp Canada Ltd. (formerly Placer Dome) dated May 11, 2005*;

14. Goldcorp (Lebel Properties) - Option Agreement - Skinner Inclusion – *Purchase Agreement to purchase adjacent property to the Lebel property and to include such new property into the amended Option Agreement between Vault Minerals Inc, and Goldcorp Canada Ltd. (formerly Placer Dome) dated May 11, 2005*;

15. Goldcorp (Lebel Properties) – Divesting Notice – *Notice from Goldcorp Canada Ltd. dated November 16, 2009 that it declined to vest in the First Option*;

16. Patrick A. Culhane & Barry K. McCombe (Teck) – Purchase & Sale Agreement – Purchase & Sale Agreement between Vault Minerals Inc., and Patrick A. Culhane & Barry K. McCombe dated October 7, 2005.

17. Thomas A. O'Connor (Teck) – Option Agreement – Option Agreement between Vault Minerals Inc., and Thomas A. O'Connor dated October 12, 2005.

18. Aurora – Larder (Teck) - Option Agreement – *Option Agreement between Vault Minerals Inc. and Aurora-Larder Mining Corporation Limited dated October 13, 2005*;

19. Aurora-Larder (Teck) – Option Agreement Amendment #1 – *Amending Agreement dated August 31, 2007 to amend Option Agreement between Vault Minerals Inc. and Aurora-Larder Mining Corporation Limited dated October 23, 2005;*

20. Raven Resources (Teck) - Option Agreement - *Option Agreement between Vault Minerals Inc. and Raven Resources Inc. dated October 13, 2005*;

21. Gerald Marker (Teck) – Purchase & Sale Agreement – Purchase & Sale Agreement – Purchase & Sale Agreement between Vault Minerals Inc., and Gerald Marker dated October 26, 2005.

22. Daniel Belshaw (Teck) – Purchase & Sale Agreement – Purchase & Sale Agreement between Vault Minerals Inc., and Daniel Belshaw dated March 1, 2006

23. Ivan & Lise Fraser Merrick (Lebel-Skinner) - Purchase Agreement – *Purchase & Sale Agreement between Vault Minerals Inc. and Ivan Merrick and Lise Fraser-Merrick dated November 29, 2007*;

24. Stornoway Diamond Corporation (Gauthier) - Purchase Agreement – *Purchase, Sale and Royalty Agreement between Stornoway Diamond Corporation and Vault Minerals Inc. dated September 12, 2008*;

25. Stornoway Diamond Corporation (Gauthier) - Purchase Agreement Amendment – *Amending Agreement dated May 29, 2009 to the Purchase, Sale and Royalty Agreement between Stornoway Diamond Corporation and Vault Minerals Inc. dated September 12, 2008*;

26. Sudbury Contact & Lac - Option & Royalty Agreement;

27. Goldbanks - Leases (Teck) - Option Agreement - *Option Agreement between Vault Minerals Inc. and Gordon Ambrose Dans and eleven other parties dated April 30, 2008*;

28. Goldbanks - Dyment et al (Teck) - Option Agreement – *Option Agreement between Vault Minerals Inc. and Leslie Michael Dyment, et al dated September 24, 2008*;

29. Goldbanks – Harrington (Teck) - Option Agreement - *Option Agreement between Vault Minerals Inc. and Martin and Patrick Harrington dated September 24, 2008*;

30. Equity Transfer & Trust Agreement.pdf – *Transfer Agent, Registrar and Disbursing Agent Agreement between Equity Transfer & Trust Company and Vault Minerals Inc. dated January 1, 2007.*

Disclosure Letter
Section 4.18
Assets and Property

Schedule of Assets

Asset		Estimated FMV
Office Machines, Electronics & Software	$	25,000
Office Furniture & Fixtures	$	25,000
Maps & Publications	$	5,000
Misc Field Gear	$	5,000
Core Racks (15)	$	7,500
2008 Cargo Trailer (Core Saw)	$	7,500
2008 Deck Trailer	$	5,000
	$	80,000

Master Land Tenure Schedule (as at Feb 23, 2010)

Property	Sub-Property	Township	Mining Claim	Parcel	Tenure Type	Recorded Holder	Units	Surface Rights	Recorded	Due
Gauthier		Gauthier	800255		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800256		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800257		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800258		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800259		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800260		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800261		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800262		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800263		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800264		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800265		Staked	Vault	1		1984-Oct-03	2010-Oct-03

Property	Sub-Property	Township	Mining Claim	Parcel	Tenure Type	Recorded Holder	Units	Surface Rights	Recorded	Due
Gauthier		Gauthier	800266		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800267		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800268		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800269		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800270		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800271		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800272		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800273		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800274		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800275		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800276		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800277		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	800278		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821264		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821265		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821266		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821267		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821268		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821269		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821270		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821271		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821272		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821273		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821274		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821285		Staked	Vault	1		1984-Oct-17	2010-Oct-17
Gauthier		Gauthier	821288		Staked	Vault	1		1984-Oct-17	2010-Oct-17
Gauthier		Gauthier	821290		Staked	Vault	1		1984-Oct-17	2010-Oct-17
Gauthier		Gauthier	821351		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821352		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821353		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821354		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821355		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821356		Staked	Vault	1		1984-Oct-03	2010-Oct-03

Property	Sub-Property	Township	Mining Claim	Parcel	Tenure Type	Recorded Holder	Units	Surface Rights	Recorded	Due
Gauthier		Gauthier	821357		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	821358		Staked	Vault	1		1984-Oct-03	2010-Oct-03
Gauthier		Gauthier	894120		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	894121		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	894122		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	894123		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	894124		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	894125		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	894126		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	894127		Staked	Vault	1		1986-Oct-22	2010-Oct-22
Gauthier		Gauthier	918200		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918201		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918202		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918204		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918207		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918208		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918209		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918210		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918211		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918212		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918213		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918214		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918215		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918216		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918219		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918220		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918221		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918222		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918223		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918224		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918225		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918226		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918227		Staked	Vault	1		1986-Sep-26	2010-Sep-26

Property	Sub-Property	Township	Mining Claim	Parcel	Tenure Type	Recorded Holder	Units	Surface Rights	Recorded	Due
Gauthier		Gauthier	918231		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918232		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918234		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	918235		Staked	Vault	1		1986-Sep-26	2010-Sep-26
Gauthier		Gauthier	1110596		Staked	Vault	1		1990-Jun-03	2011-Jan-03
Gauthier		Gauthier	1137475		Staked	Vault	1		1990-Jun-03	2011-Jan-03
Gauthier		Gauthier	1137476		Staked	Vault	1		1990-Jun-03	2011-Jan-03
Gauthier		Gauthier	1137477		Staked	Vault	1		1990-Jun-03	2011-Jan-03
Gauthier		Gauthier	1137478		Staked	Vault	1		1990-Jun-03	2011-Jan-03
Gauthier		Gauthier	1137479		Staked	Vault	1		1990-Jun-03	2011-Jan-03
Gauthier		Gauthier	1186484		Staked	Vault	1		1992-Jun-01	2011-Jun-01
Goldbanks	Leases	Teck	L446401	5536 SEC LTIM	Lease - 104797	see Agreement	1	NO	1-Mar-2008	Feb 28, 2029
Goldbanks	Leases	Teck	L495925/L495926	5615 SEC LTIM	Lease - 105362	see Agreement	2	NO	1-Aug-1989	31-Jul-2010
Goldbanks	Leases	Teck	L495929	5653 SEC LTIM	Lease - 106069	see Agreement	1	NO	1-Jan-1991	31-Dec-2011
Goldbanks	Leases	Teck	L531976/L531977	5673 SEC LTIM	Lease - 106701	see Agreement	2	NO	1-Jun-1991	31-May-2012
Goldbanks	Leases	Teck	L571400	5674 SEC LTIM	Lease - 106702	see Agreement	1	NO		31-Oct-2014
Goldbanks	Leases	Teck	L531983	5675 SEC LTIM	Lease - 106700	see Agreement	1	NO	1-Jun-1991	31-May-2012
Goldbanks	Harrington	Teck	L3013133		Staked	Vault	1		1-Jun-2005	1-Jun-2010
Goldbanks	Dyment et al	Teck	L1206267		Staked	see Agreement	1		5-Jul-1995	5-Jun-2012
Kirkland	Aurora-Larder	Teck	L-1222223		Staked	Vault	1		10-Aug-1998	10-Aug-2012
Kirkland	Aurora-Larder	Teck	L-1227076		Staked	Vault	1		10-Aug-1998	10-Aug-2012
Kirkland	Aurora-Larder	Teck	L-1227229		Staked	Vault	1		12-Oct-2000	12-Oct-2012
Kirkland	Aurora-Larder	Teck	L-1227230		Staked	Vault	4		28-Jun-2002	28-Jun-2011
Kirkland	Aurora-Larder	Teck	L-1239355		Staked	Vault	1		24-Aug-2001	24-Aug-2012
Kirkland	Aurora-Larder	Teck	L-1242943		Staked	Vault	1		7-Jun-2001	7-Jun-2012
Kirkland	Aurora-Larder	Teck	L-1242952		Staked	Vault	2		7-Jun-2001	7-Jun-2011
Kirkland	Aurora-Larder	Teck	L-3003798		Staked	Vault	1		26-May-2004	26-May-2012
Kirkland	Aurora-Larder	Teck	L-3007493		Staked	Vault	1		29-Sep-2003	29-Sep-2011
Kirkland	Aurora-Larder	Teck	L-3010010		Staked	Vault	1		22-Oct-2002	22-Oct-2012
Kirkland	Aurora-Larder	Teck	L-3010012		Staked	Vault	2		28-Oct-2002	28-Oct-2010
Kirkland	Aurora-Larder	Teck	L-3010013		Staked	Vault	4		28-Oct-2002	28-Oct-2010
Kirkland	Aurora-Larder	Teck	L-3013749		Staked	Vault	1		7-Apr-2005	7-Apr-2012
Kirkland	Aurora-Larder /	Teck	L-1199546		Staked	Vault	1		8-Nov-2001	8-Nov-2012

Property	Sub-Property	Township	Mining Claim	Parcel	Tenure Type	Recorded Holder	Units	Surface Rights	Recorded	Due
	Raven Resources									
Kirkland	O'Connor	Teck	L-1199564		Staked	Vault	3		7-Jul-2003	7-Jul-2011
Kirkland	O'Connor	Teck	L-1199565		Staked	Vault	1		7-Jul-2003	7-Jul-2012
Kirkland	Culhane-McCombe	Teck	L-1225890		Staked	Vault	1		6-Nov-2002	6-Nov-2012
Kirkland	Culhane-McCombe	Teck	L-3004538		Staked	Vault	1		25-Oct-2002	25-Oct-2012
Kirkland	Marker	Teck	L-70694	9164 CST	Patent	Vault	1	NO	N/A	N/A
Kirkland	Belshaw	Teck	RSC270	1329 SEC	Patent	Vault	1	NO	N/A	N/A
Kirkland	Belshaw	Teck	RSC271	1328 SEC	Patent	Vault	1	NO	N/A	N/A
Kirkland	Hudson	Teck	L1403	2492T	Patent	Vault	1	NO	N/A	N/A
Kirkland	Hudson	Teck	L1404	2493T	Patent	Vault	1	NO	N/A	N/A
Kirkland	Hudson	Teck	L2553	562 CST	Patent	Vault	1	NO	N/A	N/A
Kirkland	Hudson	Teck	L2566	563CST	Patent	Vault	1	NO	N/A	N/A
Kirkland	Hudson	Teck	L2672	1022T	Patent	Vault	1	NO	N/A	N/A
Kirkland	Hudson	Teck	L2757	1011T	Patent	Vault	1	NO	N/A	N/A
Lebel	Bidgood	Lebel	LS 6	1473 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	LS 221	1451 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 3094	842 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 3095	1076 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 6781	847 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 6796	848 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7407	1194 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7592	1197 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7593	1198 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7760	1227 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7761	1226 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7762	1225 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7763	1228 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 7764	1234 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 8005	1503 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 8006	1250 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 8027	1460 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 8086	1249 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 8935	1767 CST	Patent	Vault	1	YES	N/A	N/A

Property	Sub-Property	Township	Mining Claim	Parcel	Tenure Type	Recorded Holder	Units	Surface Rights	Recorded	Due
Lebel	Bidgood	Lebel	L 9031	1681 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 9882	1835 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 9886	1836 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Bidgood	Lebel	L 9891	1837 CST	Patent	Vault	1	YES	N/A	N/A
Lebel	Crystal North	Lebel	L4225629		Staked	Vault	2		6-Feb-2008	6-Feb-2015
Lebel	King Kirkland	Lebel	L 1211849		Staked	Vault	1		6-Apr-1998	6-Apr-2015
Lebel	King Kirkland	Lebel	L 1219943		Staked	Vault	1		29-Jun-1998	29-Jun-2015
Lebel	King Kirkland	Lebel	L 1220018		Staked	Vault	1		29-Oct-1997	29-Oct-2015
Lebel	King Kirkland	Lebel	L 1220019		Staked	Vault	2		17-Oct-1997	17-Oct-2015
Lebel	King Kirkland	Lebel	L 1220179		Staked	Vault	1		27-Jan-1998	27-Jan-2015
Lebel	King Kirkland	Lebel	L 1220180		Staked	Vault	2		27-Jan-1998	27-Jan-2015
Lebel	King Kirkland	Lebel	L 1221653		Staked	Vault	1		2-Dec-1996	2-Dec-2015
Lebel	King Kirkland	Lebel	L 1222232		Staked	Vault	1		21-Jul-1997	21-Jul-2015
Lebel	King Kirkland	Lebel	L 1222233		Staked	Vault	1		21-Jul-1997	21-Jul-2015
Lebel	King Kirkland	Lebel	L 1225271		Staked	Vault	1		29-Oct-1997	29-Oct-2015
Lebel	King Kirkland	Lebel	L 1225284		Staked	Vault	1		23-Jun-1997	23-Jun-2015
Lebel	King Kirkland	Lebel	L 1225285		Staked	Vault	1		23-Jun-1997	23-Jun-2015
Lebel	King Kirkland	Lebel	L 1226845		Staked	Vault	1		14-May-1998	14-May-2015
Lebel	King Kirkland	Lebel	L 1226949		Staked	Vault	2		23-Jun-1998	23-Jun-2015
Lebel	King Kirkland	Lebel	L 1227041		Staked	Vault	1		13-Jul-1998	13-Jul-2015
Lebel	Kirk Royale	Lebel	L72404	5450 LT	Lease - 108389	Vault	1	YES		30-Apr-2030
Lebel	Kirk Royale	Lebel	L401569	4690 LT	Lease - 107430	Vault	1	NO		31-Dec-2023
Lebel	Kirk Royale	Lebel	L401570	5450 LT	Lease - 107430	Vault	1	YES		31-Dec-2023
Lebel	Kirk Royale	Lebel	L242779	5450 LT	Lease - 107430	Vault	1	YES		31-Dec-2023
Lebel	Kirk Royale	Lebel	L242759	5450 LT	Lease - 107430	Vault	1	YES		31-Dec-2023
Lebel	Kirk Royale	Lebel	L242780	5450 LT	Lease - 107430	Vault	1	YES		31-Dec-2023
Lebel	Kirk Royale	Lebel	L242844	5450 LT	Lease - 107430	Vault	1	YES		31-Dec-2023
Lebel	Kirk Royale	Lebel	L242833	5450 LT	Lease - 107430	Vault	1	YES		31-Dec-2023
Lebel	Kirk Royale	Lebel	L242832	5450 LT	Lease - 107430	Vault	1	YES		31-Dec-2023
Lebel	Moffat-Hall	Lebel	L 531175	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 531216	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 531217	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 531218	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030

Property	Sub-Property	Township	Mining Claim	Parcel	Tenure Type	Recorded Holder	Units	Surface Rights	Recorded	Due
Lebel	Moffat-Hall	Lebel	L 532874	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 532875	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 532876	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 532877	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 532878	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Moffat-Hall	Lebel	L 532879	5585 LT	Lease - 105125	Vault	1	YES		30-Sep-2030
Lebel	Powerline	Lebel	L1239090		Staked	Vault	1		10-Dec-1999	10-Dec-2015
Lebel	Skinner	Lebel	L3250	3015T	Patent	Vault	1	YES		N/A
Lebel	Pollock	Lebel	4202031		Staked	Vault	1		17-Mar-2006	17-Mar-2015
Lebel	Barrette	Lebel	L4246816		Staked	Vault	1		3-Jun-2009	3-Jun-2011
Lebel	Gordon-Lebel	Lebel	L7845 & L7848		LOO-2492	Vault	1	NO		N/A
Lebel	Gordon-Lebel	Lebel	L 6874		LOO-2493	Vault	1	NO		N/A
Lebel	Gordon-Lebel	Lebel	L 6872		LOO-2494	Vault	1	NO		N/A
Lebel	Gordon-Lebel	Lebel	L 6872 (L 14680)	12449 CST	Patent - MRO	Vault	1	NO		N/A
Lebel	Gordon-Lebel	Lebel	L 6873 (L 14682)	12450 CST	Patent - MRO	Vault	1	NO		N/A
Lebel	Gordon-Lebel	Lebel	L 6874 (L 14678)	12451 CST	Patent - MRO	Vault	1	NO		N/A
Lebel	Gordon-Lebel	Lebel	L 7848 & L 7845 (Pt L 15832)	12452 CST	Patent - MRO	Vault	1	NO		N/A
Lebel	Gordon-Lebel	Lebel	L 7846 & L 7847 (Pt L 15833)	12453 CST	Patent - MRO	Vault	1	NO		N/A
Lebel	Victoria Lake	Gauthier	L4247792		Staked	Vault	7		8-May-2009	11-May-2011
Lebel	Simpson	Lebel	L 1221662		Staked	Vault	1		1-May-2006	1-May-2015
Lebel	Simpson	Lebel	L 2327	740 CST	Patent - MRO	Vault	1	NO		N/A
Lebel	Simpson	Lebel	LS 272	1697 CST	Patent - MRO	Vault	1	NO		N/A
							219			

LAND TENURE SUMMARY (as at Mar 4, 2010)

PROJECT / Property / Sub-Property			CLAIMS License of Occupation	Staked	Leases	Patents	Total	Units	Acres	Ha	Royalty
GAUTHIER				88			88	88	3407	1379	3%
GOLDBANKS											
	Goldbanks				6		6	8	340	138	1.5-2.5%
	Harrington			1			1	1	22	9	2%
	Dyment			1			1	1	47	19	2%
	TOTAL			2	6		8	10	410	166	
KIRKLAND											
	Kirkland North										
		Culhane-McCombe		2			2	2	62	25	1.0%
		Marker				1	1	1	26	11	2.0%
		Aurora-Larder (& Raven)		14			14	22	629	255	2.0%
		O'Connor		2			2	4	135	53	2.0%
		Sub Total		18		1	19	29	853	344	
	Belshaw					2	2	2	43	17	2.0%
	Hudson					6	6	6	159	64	2.0%
	TOTAL			18		9	27	37	1055	425	

LEBEL										
	Barrette		1			1	1	40	16	N/A
	Bidgood				23	23	23	718	290	1.2%
	Crystal North		1			1	2	84	34	N/A
	Gordon-Lebel	3			5	8	8	249	101	2.0%
	King Kirkland		15			15	18	720	291	0.5-1.5%
	Kirk Royale			9		9	9	360	146	2.0%
	Moffat-Hall			10		10	10	439	178	2.0%
	Pollock		1			1	1	40	16	N/A
	Powerline		1			1	1	40	16	N/A
	Simpson		1		2	3	3	*139*	*56*	N/A
	Skinner				1	1	1	39	16	2.0%
	Victoria Lake		1			1	7	247	100	N/A
	TOTAL	3	21	19	31	74	84	3114	1260	

GRAND TOTAL	3	129	25	40	197	219	7,986	3,230

Easements on the various patents may exist in respect to roads, utility corridors, etc. as embedded in the title documents; please refer to each such title document for exact details.

Disclosure Letter
Section 4.19
Real Property

1. See 4.18 above;

2. The Company does not have any lease agreement with respect to its office in Kirkland Lake but it rents the premises on a month-to-month basis for $3,260.25 per month inclusive of GST.

Disclosure Letter
Section 4.20(a)
Mineral Properties

1. See 4.18 above; and

2. In respect of surface rights, see 4.18 above for a listing of all surface rights of the Company.

Disclosure Letter
Section 4.22
Officer Obligations

1. As noted it 4.7(f) above, $25,000 is payable to the Special Committee members in connection with this transaction.

Disclosure Letter
Disclosure Section 4.25(a)
Employment Matters

Employee/ Consultant Name	Status (F/T, P/T, Consultant)	Employment Location	Title	Employment and/or Confidentiality Agreement
Joe Horne	Consultant	Nova Scotia	President & CEO	Consulting Agreement
Dan McCormack	Consultant	Kirkland Lake	Vice President	Consulting Agreement
Mike Sutton	Consultant	Kirkland Lake	Vice President Exploration	Consulting Agreement
Tara Gilfillan	Consultant	Kirkland Lake	CFO	Consulting Agreement
Ray Zalnieriunas	Consultant	Kirkland Lake	Grey Hair	Consulting Agreement
Patti Rozich	F/T	Kirkland Lake	Office Manager	n/a
Clara McKnight	F/T	Kirkland Lake	GIS Tech	n/a
Shane Whelan	F/T Temporary	Kirkland Lake	Field Support	n/a
Shane Boudreault	F/T Temporary	Kirkland Lake	Field Support	n/a
Dave Krachuk	P/T Temporary	Kirkland Lake	Field Support	n/a

Disclosure Letter
Disclosure Section 4.25(e)(iii)
Employment Matters

The Company intends to seek the approval of the TSX Venture Exchange and the Company's shareholders to an amendment to its Stock Option Plan such that all vesting provisions attaching to granted options shall accelerate upon closing of this transaction (so that they are all exercisable). Furthermore, the Stock Option Plan will be amended to extend the period of exercise of all options from 30 days to 1 year upon an optionholder ceasing to be an officer, director, employee or consultant.

Disclosure Letter
Section 4.26(i)
Loss Carry-Forward and Flow-Through

2. See Note to Financial Statements filed on SEDAR for amount of loss carry forwards.

3. Vault currently has an outstanding flow-through commitment of approximately $880,000 which has to be spent during 2010, during which it will be accruing Part XII.6 tax.

Disclosure Letter
Section 4.28
Insurance Policies

1. Comprehensive General Liability Insurance Policy with Lloyd's Underwriters effective from July 31, 2009 to July 31, 2010 bearing policy number NUS-0195-09;

2. Mining Sector Policy with JLT Northern Underwriting Services effective from July 31, 2009 to July 31, 2010 bearing policy number JLTBA 79844026; and

3. The Company does not currently have a D&O policy, but it will seek to obtain a D&O "run-off" policy as per Section 5.4 of the Agreement.

Disclosure Letter
Section 4.29
Related Party Transactions

1. Consulting agreement with Ray Zalnieriunas and the Company dated May 1, 2007;

2. Consulting agreement with Tara Gilfillan and the Company dated May 1, 2007;

3. Consulting agreement with Michael Sutton and the Company dated October 15, 2007;

4. Consulting agreement with Joseph Horne and the Company dated July 23, 2008; and

5. Consulting agreement with Daniel McCormack and the Company dated July 23, 2008.